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                                                                    EXHIBIT 99.1

SCHEDULE II-VALUATION AND QUALIFYING ACCOUNTS
NTELOS INC. AND SUBSIDIARIES

(In thousands)
(DEBTOR-IN-POSSESSION)

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                        COL. A.                              COL. B               COL. C               COL. D          COL. E
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                                                                                Additions
                                                                         ------------------------
                                                                                       Charged to
                                                           Balance at    Charges to      Other
                                                          Beginning of    Costs and    Accounts -                  Balance at End
                      Description                            Period       Expenses      Describe     Deductions      of Period
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
YEAR ENDED DECEMBER 31, 2002:
Reserves and allowances deducted from asset accounts:
 Allowances for uncollectible accounts receivable         $     13,971   $   18,418(1)               $    9,219(2) $       23,170
YEAR ENDED DECEMBER 31, 2001:
Reserves and allowances deducted from asset accounts:
 Allowances for uncollectible accounts receivable         $      5,100   $   10,102    $    3,313(3) $    4,544(2) $       13,971
YEAR ENDED DECEMBER 31, 2000:
Reserves and allowances deducted from asset accounts:
 Allowances for uncollectible accounts receivable         $      1,100   $    3,238    $    2,455(3) $    1,693(2) $        5,100
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(1)  This amount includes a $1.2 million reserve recorded for amounts uncollected to date from Horizon Personal Communications, Inc.. For additional information, see Note 18 of the financial statements of NTELOS
     Inc. included in Item 8 herein.

(2)  Uncollectible accounts written off, net of recoveries

(3) This amount represents the allowance added as a result of the transactions described in Note 6 of the consolidated financial statements included in financial statements of NTELOS Inc. included in Item 8 herein.